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                                                                 Exhibit 10(hh)


                            REIT MANAGEMENT AGREEMENT

         THIS REIT MANAGEMENT AGREEMENT (the "Agreement") is made and entered into as of the 21st day of July, 1997, by and between CCA Prison Realty Trust, a Maryland real estate investment trust (the "Company"), and Prison Realty Management, Inc., a Tennessee corporation (the "REIT Manager").

                                   RECITALS:

         A. The Company is a real estate investment trust duly organized and validly existing under the laws of the State of Maryland. It is intended to qualify as a real estate investment trust under Sections 856, et seq., of the Internal Revenue Code of 1986, as amended (the "Code").

         B. The REIT Manager is a corporation duly organized and validly existing under the laws of the State of Tennessee. It is a wholly owned subsidiary of the Company and a "qualified REIT subsidiary" under Section 856(i) of the Code.

         C. The Company and the REIT Manager desire that the REIT Manager undertake the duties and responsibilities hereinafter set forth, on behalf of and subject to the supervision of the Board of Trustees of the Company
(the "Board").

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Company and the REIT Manager agree as follows:

         1. Duties of REIT Manager.

            (a) General. The REIT Manager shall perform each of the duties set forth in this Agreement and shall have the authority to take all actions and to execute all documents and instruments that it deems necessary or advisable in connection with the management of the Company and the fulfillment of its duties as set forth herein, subject in each matter to the supervision of the Board and the investment policies of the Company, and, as appropriate, to the prior approval of the Board.

            (b) Services. Subject to supervision by the Board, the REIT Manager will provide acquisition, development and disposition services, including the following:

                (i) Investigation and selection of possible acquisitions and developments, property analysis, market and economic surveys, on-site physical inspections, review and projection of income and operating expenses and, when desired, supervising and negotiating the arrangement of financing;

                (ii) Conducting negotiations with real estate brokers, owners of property and their agents, investment bankers and owners of privately and publicly held real estate companies.



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                (iii) Engaging and supervising on behalf of the Company,
independent contractors which provide real estate brokerage, investment banking and leasing services, mortgage brokerage and other financial services and such other services as may be required relating to the properties of the Company (the "Company Properties"); provided, however, that the REIT Manager shall not share in any brokerage, investment banking or similar fees paid to any person engaged by the REIT Manager to perform such services for the Company; and

                 (iv) Negotiating on behalf of the Company for the sale, exchange or other disposition of any Company Properties.

            (c) General Administrative Duties. The REIT Manager shall perform, or supervise the performance of, the necessary administrative functions in the day-to-day management of the Company and its operations, including, without limitation, internal and external financial reporting, property accounting, shareholder relations, supervision of stock registrar and transfer services and other necessary services, all in a manner consistent with the Company's current practice, subject to changes approved by the Board.

           (d) Real Estate Investment Advice. The REIT Manager shall advise the Company with respect to policy decisions to be made by the Board, shall investigate and evaluate investment opportunities consistent with the real estate investment policies and the objectives of the Company and recommend them to the Board, and shall provide research, economic and statistical data in connection with the Company's real estate investments and policies.

            (e) Short-Term Investments. The REIT Manager may invest and reinvest any monies and securities of the Company in short-term investments pending investment in Company Properties. Unless a specific new policy is developed by the REIT Manager and approved by the Board, the REIT Manager may invest and reinvest any monies and securities of the Company, pending investment in Company Properties, in accordance with current practice and policies developed by the REIT Manager and approved by the Company.

            (f) Agency. The REIT Manager shall act as agent of the Company in making, acquiring, financing and disposing of investments, disbursing and collecting the Company's funds, paying the debts and fulfilling the obligations of the Company, supervising the performance of the managers of the Company Properties and handling, prosecuting and settling any claims or against the Company, the Board, holders of the Company's securities or the Company's representatives or properties.

            (g) Office and Personnel. The REIT Manager shall maintain on behalf of the Company such office space, equipment and personnel, including officers and employees of the REIT Manager of its Affiliates, as it deems necessary or advisable in connection with the management and operations of the Company and the fulfillment of the REIT Manager's duties as set forth herein.

            (h) Bank Accounts. The REIT Manager may establish one or more bank accounts in the name of the Company or its own name and may deposit into and disburse from such


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accounts any monies on behalf of the Company, and the REIT Manager shall as requested by the Board render appropriate accountings to the Board of such deposits and disbursements.

            (i) Books And Records. The REIT Manager shall maintain all accounting and reporting systems, books and records of the Company, including books of account and records relating to services performed by the REIT Manager, in form and quality at least equivalent to the Company's current practice, and shall make such books and records accessible for inspection by the Board at any time during ordinary business hours.

            (j) Reports, Etc. The REIT Manager shall prepare, or cause to be prepared, all reports of the Company required under the Securities Exchange Act of 1934, as amended, and other communications to the holders of the Company's securities, including, without limitation, proxy solicitation materials, and all tax, returns and any other reports or other materials to be filed with any governmental body or agency, and shall prepare, or cause to be prepared, all materials and data necessary to complete such reports and other materials including, without limitation, an annual audit of the Company's books of account.

            (k) Financing And Securities Issuances. The REIT Manager shall provide services to the Company in connection with negotiations by the Company with investment banking firms, securities brokers or dealers and other institutions or investors in connection with the sale of securities of the Company and the securing of loans for the Company, provided, however, that the REIT Manager shall not share in any fees paid by the Company to third parties for such services.

            (l) Additional Services. The REIT Manager shall perform such additional services as from time to time may be requested by the Board and agreed to by the REIT Manager, provided, however, that nothing herein shall require the REIT Manager to agree to any such request or to perform any additional services to which it has not previously agreed.

            (m) Reit Qualifications. In the performance of its duties and responsibilities hereunder, the REIT Manager shall refrain from any action (i) which, in its judgment or in the judgment of the Board, would adversely affect the qualification of the Company as a real estate investment trust under the Code, (ii) which would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company or its securities, the violation of which could have a material adverse effect on the Company or (iii) which would otherwise not be permitted by the Declaration of Trust of the Company (the "Declaration of Trust").




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         2. Compensation.

            (a) Management Fee. The Company shall pay to the REIT Manager no later then the tenth (10th) day following the first (1st) day of each calendar quarter, a management fee equal to the sum of the following plus three percent (3%): (i) estimated salaries and wages paid to be paid to each of the REIT Manager's employees for the calendar quarter ; (ii) estimated expenses of the Company related to office rent, depreciation and amortization, and all other expenses reasonably related to the operation of the REIT Manager in performing services for the Company. If the actual salaries and wages and expenses for the calendar quarter differ from the estimated payment previously made to the REIT Manager, there shall be a corresponding adjustment made to the management fee payable for the next quarter following the quarter in which the amount of the adjustment is determined.

            (b) Payment for Additional Services. If the Board shall request the REIT Manager to render services to the Company other than those required to be rendered by the REIT Manager hereunder, such additional services, if performed, shall be compensated separately on terms to be agreed upon from time to time between the REIT Manager and the Company.

            (c) Reimbursable Expenses. If the REIT Manager pays on behalf of the Company interest expense, regulatory filing fees, legal and accounting fees or other similar expenses, it shall be entitled to reimbursement by the Company therefor.

         3. Termination; Term.

            (a) Termination. Notwithstanding any other provision to the contrary, this Agreement may be terminated with or without cause by either party upon 30 days' written notice to the other. In the event of termination of this Agreement, the REIT Manager will cooperate with the Company and take all reasonable steps requested to assist the Board in making an orderly transition of the REIT management function.

            (b) Term. This Agreement shall continue in force for an initial term beginning on the date hereof and ending on December 31, 2002, and shall be renewable upon agreement of the Company and the REIT Manager annually thereafter.

         4. Miscellaneous Provisions.

            (a) Entire Agreement. This Agreement constitutes te entire agreement between the parties with respect to the subject matter hereof. Any modification or amendment of this Agreement shall be in writing executed by each of the parties.

            (b) Assignment. This Agreement may not be assigned by either party except with the written consent of the other.

            (c) Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder


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of this Agreement, or the application of that term or provision to persons or circumstance other than those as to which is held invalid or unenforceable, shall not be affected thereby, and each term provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

            (d) Notices. Any notices and other communications to be given by any party hereunder shall be in writing delivered at the address of the respective party set forth on the signature page hereof, or at such other address as a party shall have specified to the other party in writing as the address for notices hereunder. Any such notice or other communication shall be deemed to have been given when personally delivered or one business day after being forwarded by overnight courier or five days after being sent by registered or certified United States mail, postage prepaid.

            (e) Headings. The section headings used herein have been inserted for convenience of reference only and shall not be considered in interpreting this Agreement.

            (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without giving effect to the principles of conflict of laws thereof.

            (g) Declaration of Trust to Govern. To the extent that any provision in this Agreement is inconsistent with or contradicts a provision in the Declaration of Trust, as the same may be amended and supplemented from time to time, the Declaration of Trust shall govern and such provision of this Agreement shall be deemed to have been reformed to be consistent with the Declaration of Trust.

            (h) Counterparts. This Agreement may be executed in any number of counterparts and by each of the parties hereto on separate counterparts; all such counterparts shall together constitute but one and the same instrument.



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         IN WITNESS WHEREOF, the Company and the REIT Manager have executed this
Agreement as of the day and year first above written.

                                       COMPANY:

                                       CCA PRISON REALTY TRUST


                                       By:  /s/ D. Robert Crants, III
                                            -----------------------------------

                                       Its: President
                                            -----------------------------------



                                       REIT MANAGER:


                                       PRISON REALTY MANAGEMENT, INC.


                                       By:  /s/ Vida H. Carroll
                                            -----------------------------------

                                       Its: Secretary
                                            -----------------------------------